EXHIBIT 10.32

                AMENDMENT TO EMPLOYMENT AGREEMENT JULY 1, 1998


To:  Jan D. Hutchins
        212 Bella Vista Avenue
        Los Gatos  CA  95032

Dear Jan:

This letter serves as an amendment to the Employment Agreement dated March 4, 1997. The changes below are effective July 1, 1998.

The terms of the March 4, 1997 Employment Agreement are amended as follows:

3.  COMPENSATION
      3.1 Base Salary - The annual base salary shall be $75,000.00 per year.

3.2 Bonus

3.2.3 Options to purchase an additional Ten Thousand (10,000) shares of common stock of the Company exercisable at the end of each 12 month period beginning July 1, 1998, at $6.5625 per share, subject to compliance with applicable laws.

The remaining terms and conditions as outlined in the original
Employment Agreement continue to be in effect.

In Witness Whereof, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has hereunto signed this Agreement as of the date first above written.

Company:
AMERICAN CHAMPION ENTERTAINMENT, INC.


By:     /s/ Anthony K. Chan
      Anthony K. Chan, President & CEO

Accepted:


By:     /s/ Jan D. Hutchins                       Date:   July 1, 1998
            Jan D. Hutchins